Exhibit A(6)(a)

CERTIFICATE OF FORMATION

OF SCURA, RISE & PARTNERS SECURITIES LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts mandatory thereof and supplemental thereto, and known identified and hereto referred to as the “Delaware Limited Liability Act”), hereby certifies that:

1.       The name of the limited liability company is Scura, Rise & Partners Securities, LLC.

2.       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

3.       To the fullest extent permitted by the Delaware Code, as it now exists or may be later amended, in any proceeding, brought by or in the right of the limited liability company or brought by or on behalf of members of the limited liability company, no manager or member of the Company shall be liable for any amount of monetary damages tot eh Company or its managers or members arising out of a single transaction, occurrence or course of conduct. The liability of a manager or member shall not be limited as provided in this paragraph, if the manager or member engaged in willful misconduct or a knowing violation of the criminal law.

4.       No member of the company or other person shall have authority to act for or bind the company unless (a) the member or person is a manager, appointed by the majority of the members of the company accordance with the agreement, and (b) the member or person is authorized as a manager to so act or bind the company pursuant to the agreement or any vote, resolution or consent of a majority of members in accordance with the agreement. Any third party dealing with a member or officer to act for or bind the company provided that (a) such person presents the third party with a signed statement certifying that he is either a manger or officer of the company and has such authority, and (b) the third party has no knowledge or notice that such member or person lacks such authority.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Scura, Rise & Partners Securities, LLC this 13th day of August 2001.

/s/ M. Nicole Williams

M. Nicole Williams, Esquire

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Scura, Rise & Partners Securities, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

ScuraPartners Securities LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 9th day of June, A.D. 2010.

By:	/s/ Paul V. Scura

Authorized Person(s)

Name:	Paul V. Scura

Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: ScuraPartners Securities LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Scura Paley Securities LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 22nd day of December, A.D. 2011.

By:	/s/ Paul V. Scura

Authorized Person(s)

Name:	Paul V. Scura

Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of limited liability company: Scura Paley Securities LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is “Axio Financial LLC”

3.       This Certificate of Amendment shall be effective as of March 14, 2018.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 13th day of March, A.D. 2018.

By:	/s/ Stephen B. Kaplitt

Authorized Person(s)

Name:	Stephen B. Kaplitt